As filed with the Securities and Exchange Commission on July 21, 2005.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADAMS RESPIRATORY THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2725552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
425 Main Street
Chester, NJ 07930
(Address, including zip code, of principal executive offices)
Adams Respiratory Therapeutics, Inc. 2005 Long-Term Incentive Plan
Adams Respiratory Therapeutics, Inc. 1999 Long-Term Incentive Plan
(Full title of the plans)

Copy to:
WALTER E. RIEHEMANN, ESQ.
Executive Vice President, Chief Legal
and Compliance Officer
425 Main Street
Chester, New Jersey 07930
(908) 879-1400
(Name, address and telephone number of agent for service)	LAURA G. THATCHER Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3424 (404) 881-7546
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	be Registered	Price per Share	Offering Price	Registration Fee

Common Stock, $0.01 par value	2,737,802(1)	$17.00(2)	$46,542,634.00(2)	$5,478.07

Common Stock, $0.01 par value	3,243,310(1)	$1.68(3)	$5,448,760.80(3)	$ 641.32

Total				$6,119.39

(1)	Amount to be registered consists of 2,737,802 shares of Adams Respiratory Therapeutics, Inc., or Adams, common stock to be issued pursuant to the grant or exercise of awards under the Adams 2005 Long-Term Incentive Plan (the “2005 Plan”) and 3,243,310 shares of Adams’ common stock that are subject to previously-granted stock options under the Adams’ 1999 Long-Term Incentive Plan (the “1999 Plan”). This Registration Statement also covers additional shares of Adams common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2005 Plan and the 1999 Plan.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based upon an assumed price of $17.00 per share, which was the initial public offering price of Adams’ stock on July 21, 2005.

(3)	Determined in accordance with Rule 457(h), the registration fee calculation is based on the weighted average exercise price of previously-granted stock options under the 1999 Plan.

PART I
Item 1. Plan Information.
Item 2. Registrant Information and Employee Plan Annual Information.
PART II
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX
OPINION OF ALSTON & BIRD LLP
CONSENT OF ERNST & YOUNG LLP
DIRECTOR COMPENSATION PLAN
FORM OF NON-STATUTORY STOCK OPTION AGREEMENT
FORM OF INCENTIVE STOCK OPTION AGREEMENT
FORM OF RESTRICTED STOCK AWARD AGREEMENT
FORM OF NON-STATUTORY STOCK OPTION AGREEMENT
FORM OF RESTRICTED STOCK UNIT AGREEMENT

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
      The documents constituting Part I of this Registration Statement will be sent or given to participants in the 2005 Plan and the 1999 Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information.
      Upon written or oral request, Adams will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. Adams will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Walter E. Riehemann at the address and telephone number on the cover of this Registration Statement.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
      The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act are hereby incorporated by reference into this Registration Statement:

(1) Adams’ Prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on July 21, 2005;

(2) All other reports filed by Adams pursuant to Section 13(a) or 15(d) of the Exchange Act since July 21, 2005; and

(3) The description of Common Stock contained in Adams’ Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.
      All other documents subsequently filed by Adams pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.
      Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
      Not applicable.

Item 5.	Interests of Named Experts and Counsel.
      Not applicable.

Item 6.	Indemnification of Directors and Officers.
      The Delaware General Corporation Law and Adams’ certificate of incorporation and bylaws provide for indemnification of Adams’ directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, Adams’ best interests, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Please see Adams’ certificate of incorporation and bylaws, which are incorporated by reference to this Registration Statement.
      Adams has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide Adams’ officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.
      Adams currently maintains a directors’ and officers’ liability insurance policy.

Item 7.	Exemption from Registration Claimed.
      Not applicable.

Item 8.	Exhibits.
      See Exhibit Index, which is incorporated here by reference.

Item 9.	Undertakings.
      (a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Adams pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Adams’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Adams pursuant to the foregoing provisions, or otherwise, Adams has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Adams of expenses incurred or paid by a director, officer or controlling person of Adams in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Adams will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(signatures on following page)

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Adams certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chester, State of New Jersey, on July 20, 2005.

ADAMS RESPIRATORY THERAPEUTICS, INC.

By:	/s/ David P. Becker

David P. Becker
Executive Vice President and
Chief Financial Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Becker his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Valentino Michael J. Valentino	Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2005

/s/ David P. Becker David P. Becker	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2005

/s/ John Q. Adams, Sr. John Q. Adams, Sr.	Director	July 20, 2005

/s/ Steven A. Elms Steven A. Elms	Director	July 20, 2005

/s/ Joan P. Neuscheler Joan P. Neuscheler	Director	July 20, 2005

/s/ Donald J. Liebentritt Donald J. Liebentritt	Director	July 20, 2005

/s/ Harold F. Oberkfell Harold F. Oberkfell	Director	July 20, 2005

/s/ William C. Pate William C. Pate	Director	July 20, 2005

/s/ Andrew N. Schiff, M.D. Andrew N. Schiff, M.D.	Director	July 20, 2005

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number	Description

4.1	Certificate of Incorporation of Adams Respiratory Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.1 of Adams Respiratory Therapeutics, Inc.’s Amendment No. 2 to Form S-1, Registration Statement No. 333-123585).

4.2	Bylaws of Adams Respiratory Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.2 of Adams Respiratory Therapeutics, Inc.’s Amendment No. 2 to Form S-1, Registration Statement No. 333-123585).

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page).

99.1	Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan (incorporated herein by reference to Exhibit 10.21 of Adams Respiratory Therapeutics, Inc.’s Amendment No. 2 to Form S-1, Registration Statement No. 333-123585).

99.2	Adams Respiratory Therapeutics, Inc. 1999 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.6 of Adams Respiratory Therapeutics, Inc.’s Form S-1, Registration Statement No. 333-123585).

99.3	Adams Respiratory Therapeutics, Inc. Director Compensation Plan

99.4	Form of Non-Statutory Stock Option Agreement for Employees and Officers

99.5	Form of Incentive Stock Option Agreement for Employees and Officers

99.6	Form of Restricted Stock Award Agreement for Employees and Officers

99.7	Form of Non-Statutory Stock Option Agreement for Non-Employee Directors

99.8	Form of Restricted Stock Unit Agreement for Non-Employee Directors